Exhibit 8.1

Subsidiaries of FRESH DEL MONTE PRODUCE INC.

as of December 29, 2006.

Company Name	Place/Date of Incorporation
Agencia Maritima de Costa Rica Amarco, S.A.	Costa Rica	08/30/2002

Agricola UAC Limitada	Chile	09/10/1984

Agricola Villa Alegre Acquisition Corp.	Cayman Islands	03/13/2001

Agricola Villa Alegre Limitada	Chile	06/26/1986

Agrinanas Development Co., Inc.	Philippines	03/05/2004

Al-Badiya for Juice & Food Manufacturing Co. L.L.C.	Jordan	02/27/2006

Alcantara Shipping Corporation	Cayman Islands	05/12/2000

Alcazar Shipping Corporation	Cayman Islands	11/16/1999

Algeciras Shipping Corporation	Cayman Islands	11/16/1999

Alhambra Shipping Corporation	Cayman Islands	01/12/1998

Alicante Shipping Corporation	Cayman Islands	11/16/1999

Almeria Shipping Corporation	Cayman Islands	12/29/1995

Altara Shipping Corporation	Cayman Islands	11/26/2003

Amalgamated Fisheries Co. (Pty) Ltd.	South Africa	06/02/1961

Andalucia Shipping Corporation	Cayman Islands	10/11/1991

Cadiz Shipping Corporation	Cayman Islands	11/16/1999

Cameroon Banana Company PLC (CAMBACO)	Cameroon	04/24/2001

Can-Am Express, Inc.	North Dakota	08/10/1988

Cartorama, S.A.	Ecuador	1992

Choice Farms, Inc.	Delaware	11/14/1991

Claverton Limited	Hong Kong	11/10/1989

Comercializadora Agricola Guatemalteca S.A. (Comaguasa)	Guatemala	04/23/1991

Comercializadora Internacional Consultoría y Servicios Bananeros S.A. – (Conserba or C.I. Conserba)	Colombia	12/15/1992

Compañía Agricola Diversificada, S.A. (Coagro)	Guatemala	08/28/1990

Compañía de Desarrollo Bananero de Guatemala, S.A. (Bandegua)	Guatemala	12/04/1972

Compañía de Desarrollo Bananero del Ecuador S.A. (Bandecua)	Ecuador	11/28/1978

Congelados Del Monte S.A.	Costa Rica	10/13/2000

Cordoba Shipping Corporation	Cayman Islands	01/26/1993

Corporacion Bandeco C.R., S.A.	Costa Rica	1991

Corporación de Desarrollo Agrícola Del Monte S.A.	Costa Rica	11/18/1967

Davao Agricultural Ventures Corporation (Davco)	Philippines	06/26/1981

De L’Ora Beverages Limited	United Kingdom	02/07/1990

Del Monte (Germany) GmbH	Germany	05/29/2001

Del Monte (Holland) B.V.	Netherlands	03/01/1951

Del Monte (Saudi Arabia) Corp.	Cayman Islands	07/12/2005

Del Monte B.V.	Netherlands	09/13/1989

Del Monte B.V.I. Limited	British Virgin	10/05/1989

Del Monte Belgium S.A.	Belgium	04/13/1966

Del Monte Europe Limited	United Kingdom	12/28/1926

Del Monte Foods (France) S.A.	France	04/15/1987

Del Monte Foods (Italia) SpA	Italy	07/13/2004

Del Monte Foods (Poland) Sp. z o.o.	Poland	11/19/2004 (new name registered)

Del Monte Foods (U.A.E.) FZE	United Arab Emirates	11/29/2004

Del Monte Foods Europe Limited	United Kingdom	01/12/1990

Del Monte Foods Iberia SRL	Spain	08/19/1993

Del Monte Foods International Limited	United Kingdom	12/27/1989

Del Monte Foods Northern Europe Limited	United Kingdom	04/13/1984

Del Monte Foods Spain SRL	Spain	05/06/2000

Del Monte Foods Trading L.P.	Cayman Islands	07/13/2005

Del Monte Fresh Distribution Brasil Ltda.	Brazil	10/09/2001

Del Monte Fresh Fruit Company Ltd. (Japan)	Japan	10/28/1988

Del Monte Fresh Fruit Far East B.V.	Netherlands	10/15/1990

Del Monte Fresh Packaged Produce (UK) Limited	England & Wales	05/09/2002

Del Monte Fresh Produce (Argentina) S.R.L.	Argentina	06/25/1998

Del Monte Fresh Produce (Asia-Pacific) Limited	Hong Kong	07/07/1989

Del Monte Fresh Produce (Belgium) N.V.	Belgium	05/22/1990

Del Monte Fresh Produce (Cameroon) SARL	Cameroon	02/23/1988

Del Monte Fresh Produce (Chile) S.A.	Chile	06/20/1983

Del Monte Fresh Produce (Florida) Inc.	Florida	12/13/1996

Del Monte Fresh Produce (Hamburg) GmbH	Germany	08/27/2002

Del Monte Fresh Produce (Hawaii) Inc.	Delaware	10/12/1989

Del Monte Fresh Produce (HK) Limited	Hong Kong	04/02/1997

Del Monte Fresh Produce (Kansas City)Inc.	Delaware	10/30/1998

Del Monte Fresh Produce (Korea) Ltd.	Korea	10/16/1999

Del Monte Fresh Produce (Mexico) S.A. de C.V.	Mexico	08/16/1993

Del Monte Fresh Produce (Middle East) Corp.	Cayman Islands	11/19/1998

Del Monte Fresh Produce (New Zealand) Limited	New Zealand	03/24/1999

Del Monte Fresh Produce (Panama) S.A.	Panama	01/29/1998

Del Monte Fresh Produce (Perú) S.A.	Peru	03/23/1999

Del Monte Fresh Produce (Philippines), Inc.	Philippines	10/17/1989

Del Monte Fresh Produce (South Africa) (Pty) Ltd.	South Africa	02/24/1998

Del Monte Fresh Produce (Southeast) Inc.	Delaware	08/07/1998

Del Monte Fresh Produce (Southwest) Inc.	Arizona	11/17/1992

Del Monte Fresh Produce (Spain) S.A.	Spain	09/18/2000

Del Monte Fresh Produce (Texas), Inc.	Texas	01/02/1963

Del Monte Fresh Produce (Thailand) Inc.	Cayman Islands	06/18/2004

Del Monte Fresh Produce (UK) Ltd.	England	08/23/1989

Del Monte Fresh Produce (Uruguay) S.A.	Uruguay	06/25/1982

Del Monte Fresh Produce (West Coast), Inc.	Delaware	03/08/1989

Del Monte Fresh Produce Acquisition (Chile) Corp.	Cayman Islands	08/10/1998

Del Monte Fresh Produce Brasil Ltda.	Brazil	05/27/1993

Del Monte Fresh Produce Company	Delaware	12/13/1985

Del Monte Fresh Produce Inc.	California	02/04/1927

Del Monte Fresh Produce International Inc	Liberia	04/17/1989

Del Monte Fresh Produce Investment (Chile) Corp.	Cayman Islands	08/10/1998

Del Monte Fresh Produce N.A., Inc.	Florida	12/15/1952

Del Monte Fund B.V.	Netherlands Antilles	12/29/2006

Del Monte Grupo Comercial S.A. de C.V.	Mexico	11/16/1993

Del Monte Hellas S.A.	Greece	09/30/2004 (acquired)

Del Monte International, Inc.	Panama	07/26/1974

Del Monte Investment (Saudi Arabia) Corp.	Cayman Islands	07/12/2005

Del Monte Kenya Holdings Inc.	Panama	09/30/2004 (acquired)

Del Monte Kenya Limited	Kenya	09/30/2004 (acquired)

Del Monte Monaco SAM	Monaco	09/07/2006

Del Monte Pensions UK Limited	United Kingdom	01/31/1990

Del Monte Saudi Arabia Limited (a joint venture company)	Saudi Arabia	01/24/2006

Del Monte South Africa (Pty) Limited	South Africa	05/20/1960 09/30/2004 (acquired)

DMFP (NZ) Limited	New Zealand	09/14/1999

DMFP Investment (Uruguay) Corp.	Cayman Islands	09/14/1998

Donald Cook’s (Pty) Limited	South Africa	09/30/2004 (acquired)

El Genizaro S.A.	Costa Rica	02/11/1975

Envases Industriales de Costa Rica S.A. (Envaco)	Costa Rica	10/25/1960

Expocenter, S.A.	Uruguay	09/09/1990

Fargo Acquisition Company	Delaware	04/15/1904

FDM Holdings Limited	Cayman Islands	08/29/1996

Forestales De David, S.A.	Panama	07/28/2006

Fresh Del Monte Japan Company Ltd.	Japan	11/28/1997

Fresh Del Monte Produce (Canada), Inc.	Delaware	09/15/1997

Fresh Del Monte Produce Inc.	Cayman Islands	08/29/1996

Fresh Del Monte Produce N.V.	Netherlands Antilles	10/07/1992

Fresh Del Monte Ship Holdings Ltd.	Cayman Islands	09/03/1998

Frigorifico Coquimbo S.A.	Chile	05/08/1984

Fruits.com, Inc.	Florida	08/17/2000

Frutales de St. Peter S.A.	Costa Rica	10/17/1991 05/24/05 (acquired)

Frutas de Parrita S.A.	Costa Rica	07/29/1986

Fundacion Fruitcola Ltda.	Chile	11/05/1992

Giralda Shipping Corporation	Cayman Islands	05/12/2000

Global Reefer Carriers, Ltd.	Liberia	06/21/1993

Granada Shipping Corporation	Cayman Islands	10/11/1991

Hacienda Filadelfia S.A.	Costa Rica	05/04/1965

Horn-Linie GmbH & Co.	Germany	06/07/1994 (PA)

International Resources Company	Cayman Islands	09/05/2002

Inverde Limitada	Colombia	10/2003

Key Travel Services, Inc.	Cayman Islands	06/11/1998

Kunia Farms, Inc.	Hawaii	05/31/1994

Lerida Shipping Corporation	Cayman Islands	06/11/1998

Malaga Shipping Corporation	Cayman Islands	07/16/1997

Medina Shipping Corporation	Cayman Islands	11/20/1998

Melones de Costa Rica S.A.	Costa Rica	06/18/1987

National Poultry Farms Hatcheries Co.	Jordan	08/08/2002

National Poultry PLC	Jordan	02/19/1994

Network Shipping Ltd.	Bermuda	04/05/1990

Neveka B.V.	Netherlands	03/15/1955

Pluto Shipping Corporation	Liberia	12/12/1975

Portuaria de Amatique, S.A. (Portama)	Guatemala	08/28/1990

Premier Pineries (Pty) Ltd.	South Africa	06/11/1948 09/30/2004 (acquired)

Productos Especiales de México, S.A. de C.V.	Mexico	04/01/1993

RLN Leasing,Inc.	North Dakota	12/18/1997

Rooihoogte Suid Farm (Pty) Ltd.	South Africa	09/30/2004 (acquired)

Segovia Shipping Corporation	Cayman Islands	11/16/1999

Servicios Logisticos del Carmen, S.A. (Seldeca)	Costa Rica	10/25/1994

Sevilla Shipping Corporation	Cayman Islands	03/09/1993

SFV Fresh Cut, Inc.	Texas	04/17/2002

Sidonia Shipping Corporation	Cayman Islands	09/28/2000

Sociedad de Inversiones La Capilla Limitada	Chile	06/11/1986

Southern Fresh Products Inc.	Philippines	12/29/2004

Texas Specialty Produce Investors, LLC	Texas	03/05/2002

The Just Juice Company Limited	United Kingdom	07/12/1963

The Siam Agro Industry Pineapple and Others Public Company Ltd. (SAICO)	Thailand	10/21/2004 (acquired)

Toledo Shipping Corporation	Cayman Islands	03/09/1993

Tricont Carriers, Ltd.	Cayman Islands	02/23/1988

Tricont Holding Company	Delaware	04/10/2003

Tricont Logistics Company	Delaware	04/10/2003

Tricont Trucking Company	Delaware	04/10/2003

Trifrutas Properties (Pty) Ltd.	South Africa	06/26/1991

United Investment Company Inmobiliaria S.A. (“UIC”)	Chile	01/18/1984

United Plastic Corporation S.A.	Chile	06/26/1986

Universal Holdings Group	Panama	--/--/--

UTC Inmobiliaria S.A.	Chile	07/02/1996

Utopia Asparagus (Pty) Ltd.	South Africa	04/08/1963

Valencia Shipping Corporation	Cayman Islands	01/04/2002

Wafer Limited	Gibraltar	06/09/1989

Westeuropa-Amerika-Linien GmbH (“WAL”)	Germany	03/17/1952

Worldwide Advertising, Inc.	Florida	07/14/2003

Worldwide Recruiters, Inc.	Florida	04/27/2000

Zanthus Investments (Pty) Limited	South Africa	09/30/2004 (acquired)